Exhibit 10.14

                      WORKERS' COMPENSATION EXCESS OF LOSS

                              REINSURANCE AGREEMENT

This Agreement is made and entered into by and between CALIFORNIA INDEMNITY INSURANCE COMPANY, Pleasanton, California, COMMERCIAL CASUALTY INSURANCE COMPANY, Pleasanton, California, CII INSURANCE COMPANY, Pleasanton, California, SIERRA INSURANCE COMPANY OF TEXAS, Dallas, Texas, and all of their existing and future subsidiary companies (hereinafter together called the "Company") and the Reinsurer specifically identified on the signature page of this Agreement (hereinafter called the "Reinsurer").

                                    ARTICLE 1

BUSINESS REINSURED

This Agreement is to indemnify the Company in respect of the net excess liability as a result of any loss or losses which may occur during the term of the Agreement under any Policies classified by the Company as statutory Workers' Compensation, including Employers' Liability and United States Longshore and Harbor Workers' Compensation Act, written or renewed by the Company, subject to the terms and conditions herein contained.

                                    ARTICLE 2

COVER

The Reinsurer will be liable in respect of each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $250,000 each and every Loss Occurrence, subject to a limit of liability to the Reinsurer of $250,000 each and every Loss Occurrence.

                                    ARTICLE 3

commencement and TERMination

This Agreement shall become effective at 12:01 a.m., Local Standard Time, July 1, 2000, and shall remain in full force and effect until terminated as provided in the following paragraph.

Either the Company or the Reinsurer shall have the right to terminate this Agreement as of 12:01 a.m., Local Standard Time, any July 1, by giving 90 days' prior notice in writing via either Certified or Registered Mail, return receipt requested.

Upon termination of this Agreement, the entire liability of the Reinsurer for losses occurring subsequent to termination of this Agreement shall cease concurrently with the termination date of this Agreement.


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However, the Company will have the option of requiring the Reinsurer to continue to cover all Policies which are in force at the date of termination of this Agreement until the natural expiration or anniversary of such Policies, whichever occurs first, but in no event longer than 12 months plus odd time, not to exceed 18 months in all from the date of termination of this Agreement. The premium applicable to the run-off period, if any, shall be mutually agreed by the parties at the time of termination.

Should this Agreement terminate or should an anniversary date occur while a loss covered hereunder is in progress, the Reinsurer shall be responsible for the loss in progress in the same manner and to the same extent it would have been responsible had the Agreement terminated or anniversary occurred the day following the conclusion of the loss in progress.

Should a Loss Occurrence involve more than one insured or policy and more than one reinsurance Agreement period, the Reinsurer's limit and the Company's retention as respects the claim or claims covered under this Agreement shall be the percentage of the limit and retention of this Agreement that the amount of the covered claim or claims bears to the total of all claims in the Loss Occurrence.

                                    ARTICLE 4

TERRITORY

This Agreement applies to losses arising out of Policies written in the United States of America, its territories and possessions, wherever occurring.

                                    ARTICLE 5

EXCLUSIONS

This Agreement does not cover:

1. Assumed reinsurance, unless assumed (a) from intercompany pooling arrangements or (b) from a fronting company if the Company manages the underwriting and claims of such fronting company.

2. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Liability - Reinsurance" attached to and forming part of this Agreement.

3.       Financial Guarantee and Insolvency business when written as such.

4. Any liability derived from any Pool, association or similar facility, directly as a member or indirectly by way of assessment, reinsurance or similar mechanisms.

5. Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Fund of part or all of any claim, debt, charge, fee, or other obligation of any insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

6.      All claims arising from employment relating to the following industries:

         a. Operations where the governing classifications are Railroad class codes.
         b.       Underground mining.
         c.       Oil and Gas drilling, refining, production or manufacturing.
         d. Tunneling Operations involving tunnels over 100 feet in length (auguring shall not be considered tunneling).
         e. The manufacturing, storage or transportation of fireworks, ammunition, nitroglycerin or other explosive substances or devices.
         f.       Professional sports teams.
         g.       Asbestos Abatement when written as such.

7. The following classes of employment except where the exposures are incidental to an original insured's overall Workers' Compensation exposure as measured by payroll. Incidental is defined for the purposes of this Agreement as less than 10% of the insured's overall Workers' Compensation payroll (excluding clerical):

         a.       Construction and maintenance of coffer dams.
         b. Tower, steeple and chimney shaft work, but this exclusion does not include church work.

8. Policies attaching excess of a self-insured retention or a deductible of $50,000 or more.

9.       Aggregate Policies.

10. Business underwritten on behalf of the Company by Managing General Underwriters or Managing General Agencies (MGU's or MGA's).


                                    ARTICLE 6

PREMIUM

A. The Company will pay the Reinsurer a deposit premium of $2,100,000 for each Agreement Year that this Agreement remains in force, to be paid in the amount of $315,000 (15%) on July 1, 2000, $420,000 (20%) on October
         1, 2000, $630,000 (30%) on January 1, 2001, and $735,000 (35%) on April
         1, 2001.

B. Within 60 days following the end of each Agreement Year, the Company will calculate a premium at a rate of 1.87% multiplied by the Company's Gross Net Earned Premium Income. Should the premium so calculated exceed the deposit premium paid in accordance with Paragraph A. above, the Company will immediately pay the Reinsurer the difference. Should the premium so calculated be less than the deposit premium, the Reinsurer will immediately pay the Company the difference subject to a minimum premium of $1,400,000 each Agreement Year. Any additional premium due the Reinsurer shall be remitted with the Company's report and any return premium due the Company shall be remitted by the Reinsurer within 30 days after receipt and verification of the Company's report.

C. Within 60 days after the end of each Agreement Year, a report of the Company's Gross Net Earned Premium Income shall be provided to the Reinsurer in a spreadsheet file listing each Policy incepting during the Agreement Year along with the respective Policy term, written premium and calculation of the earned premium during the Agreement Year for each Policy, regardless of when the respective Policy was booked by the Company.

                                    ARTICLE 7

REPORTS

Within 60 days following the end of each Agreement Year, the Company will furnish the Reinsurer with:

A.       Gross Net Earned Premium Income of the Company for the Agreement Year.

B. Any other information which the Reinsurer may require to prepare its Annual Statement which is reasonably available to the Company.


                                    ARTICLE 8

DEFINITIONS

A. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

B. The term "Ultimate Net Loss" as used in this Agreement shall mean the actual loss paid by the Company, or for which the Company becomes liable to pay; such loss to include expenses of investigation, litigation and interest (including interest accrued prior to judgment where such interest is added to the judgment and interest accrued subsequent to judgment), statutory penalties, claim-specific declaratory judgment expenses, 90% of any Extra Contractual Obligation amount as defined in the EXTRA CONTRACTUAL OBLIGATIONS ARTICLE, 90% of any Excess Of Policy Limits amount as defined in the EXCESS OF POLICY LIMITS ARTICLE, and all other Defense and Cost Containment Expenses of the Company incurred in connection with the loss, including subrogation, salvage, and recovery expenses.

         As respects Policies containing a deductible or self-insured retention of less than $50,000, and where standard premium is included within the Company's Gross Net Earned Premium Income, it is understood and agreed that the Company's Ultimate Net Loss will include the amount of the deductible or self-insured retention.

         All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

         For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

         The phrase "claim-specific declaratory judgment expenses," as used in this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific Policies and claims subject to this Agreement. Declaratory judgment expenses will be deemed to have been incurred by the Company on the date of the original loss (if any) giving rise to the declaratory judgment action.

         "Defense and Cost Containment Expenses" as used in this Agreement shall
         have  the  meaning  given  to  such  terms  by  the  Annual   Statement
         Instructions.

         "Annual Statement Instructions" as used in this Agreement shall mean the Annual Statement Instructions for Property Casualty Insurance Companies in effect for the Year 1999 published by the National Association of Insurance Commissioners and related guidance given by that organization.

         Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

C. The term "Loss Occurrence" as used in this Agreement shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event except that:

         As respects an occupational disease or cumulative trauma suffered by an employee for which the employer is liable, such occupational disease or cumulative trauma shall be deemed a separate Loss Occurrence within the meaning hereof for each employee affected. A loss as respects each employee affected by an occupational disease or cumulative trauma shall be deemed to have been sustained by the Company at the date when compensable disability of the employee commenced, or if there is no such disability, when the medical treatment commenced, but in no event later than the last day of employment during the term of the policy or policies of the Company.

         The term "occupational disease" is defined as an abnormal condition that fulfills all of the following conditions:

1. It is not traceable to a definite compensable accident occurring during the employee's present or past employment,
2. It has been caused by continued and prolonged exposure to a disease producing agent or agents present in employee's occupational environment,
3.       It has resulted in disability or death.

         The term "cumulative trauma" is defined as an injury that fulfills all of the following conditions:

1. It is not traceable to a definite compensable accident occurring during the employee's present or past employment,
2. It has occurred from, and has been aggravated by, a repetitive employment related practice,
3.       It has resulted in disability or death.

D. The term Managing General Underwriter as used in this Agreement shall mean any person, firm, association, or corporation (not a part of the Company reinsured hereunder) that either separately or together with affiliates, directly underwrites business on behalf of the Company.

         The term underwrite as used in this definition shall mean the final power and authority to accept or reject risk on behalf of the Company without any veto or other right of rejection in the Company. Underwrite does not mean only the power to bind.

E. The term Managing General Agent as used in this Agreement shall mean any person, firm, association, or corporation (not a part of the Company reinsured hereunder) that either separately or together with affiliates, directly produces and underwrites business on behalf of the Company and which adjusts and pays claims on behalf of the Company.

         The term underwrite as used in this definition shall mean the final power and authority to accept or reject risk on behalf of the Company without any veto or other right of rejection in the Company. Underwrite does not mean only the power to bind.

     F. The term "Gross Net Earned Premium Income (GNEPI)" as used in this Agreement shall mean gross earned premium income on business subject to this Agreement after (i) the application of experience modifications, schedule or other rating plans, premium discounts, expense constants, loss constants and the application of discounts granted for deductible or self-insured retention plans less than $10,000 and (ii) adjustment by retrospective rating plan calculations and dividend rating plan payments. Retrospective rating plan adjustments and dividend rating plan payments shall be pro rated based on the earned premium of each individual Policy during the term of this Agreement. The Gross Net Earned Premium Income will also include the undiscounted premium associated with the large deductible and self-insured retention Policies, i.e. those deductibles or self-insured retentions greater than or equal to $10,000, but less than $50,000.

G. The term "Agreement Year" as used in this Agreement shall mean the 12 consecutive months commencing with each July 1.


                                    ARTICLE 9

Net Retained Lines

This Agreement applies only to that portion of any insurances or reinsurances covered by this Agreement which the Company retains net for its own account. In calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account shall be included. The Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise.

However, the Company may carry underlying quota share or excess of loss reinsurance and recoveries made thereon shall be disregarded for all purposes of this Agreement and shall inure to the sole benefit of the Company and shall not be used in calculating what portion the Company retains net for its own account.

                                   ARTICLE 10

Currency

The currency to be used for all purposes of this Agreement shall be United States of America currency.

                                   ARTICLE 11

Loss Funding

A. This clause is only applicable to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves or has such credit disallowed by the Director or Commissioner of Insurance of such State.

         As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance department or set up on its books reserves for losses covered hereunder which it shall be required to set up by law it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to them.

         The Reinsurer hereby agrees that it will apply for and secure delivery to the Company a clean irrevocable and unconditional Letter of Credit issued by a bank chosen by the Reinsurer and acceptable to the appropriate insurance authorities, in an amount equal to the Reinsurer's proportion of the loss reserves in respect of known outstanding losses that have been reported to the Reinsurer, loss expenses relating thereto and Incurred But Not Reported loss and loss expense as shown in the statement prepared by the Company.

         The Letter of Credit shall be "Evergreen" and shall be issued for a period of not less than one year, and shall be automatically extended to one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date, the bank shall notify the Company by certified or registered mail that it elects not to consider the Letter of Credit extended for any additional period.

         The bank chosen for the issuance of the Letter of Credit shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

         At annual Intervals, or more frequently as agreed but never more frequently than semiannually, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and Allocated Loss Expenses relating thereto. If the statement shows that the Reinsurer's share of such losses and Allocated Loss Expenses, and Incurred But Not Reported loss and loss expense, exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty
         (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus Allocated Loss Expenses, and Incurred But Not

Reported loss and loss expense, relating thereto is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request form the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit.

     B. In addition to the requirements set forth above, if the Reinsurer ceases to be admitted for workers compensation insurance in any state at any time in which there are obligations ceded by the Company under this Agreement or the Director or Commissioner of Insurance of any state denies credit for reinsurance liabilities ceded under this Agreement, and such event requires the Company to increase any deposit that it must make in such state or to such state authorities accordance with the laws of such state, on account of its direct workers' compensation premium written in the state, Reinsurer shall forthwith remit to Company the amount of such increase, which funds Company will hold as funds withheld under this Agreement. In lieu of such remittance but only to the extent permitted by and in accordance with the law of such state, Reinsurer, may underwrite as surety (if admitted to write surety insurance in such state) or procure from an admitted surety a surety bond naming the Company, as principal, and such authorities as beneficiary in the form such authorities may require. If the Reinsurer remits funds under this portion of this Article such funds will be credited to its obligation to post letters of credit, if it is otherwise so required.


                                   ARTICLE 12

Taxes

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

                                   ARTICLE 13

Notice of Loss and Loss Settlements

The Company will promptly advise the Reinsurer, via a quarterly bordereau, of all claims which in the opinion of the Company may involve the Reinsurer, and of all subsequent developments on these claims which may materially affect the position of the Reinsurer. The quarterly bordereau shall include any claim where the incurred is 50% or more of the Company's retention; and, irrespective of the incurred or of any question on liability or coverage, any claim involving:

A.       Fatalities.

B.       Spinal cord injury - paraplegia, quadriplegia.

C.       Amputation - requiring prostheses.

D.       Brain injuries resulting in impairment of physical functions.

E.       Second or Third Degree burns involving 40% or more of the body.

F. Injuries resulting in partial or total paralysis of upper or lower extremities.

G.       Loss of sight in one or both eyes.

In addition, the Company will provide an individual notice of loss to the Reinsurer when the incurred value of any claim exceeds the retention under this Agreement.

Any loss settlement made by the Company, provided it is within the terms and conditions of this Agreement, whether under strict Policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer, however, ex-gratia payments made by the Company are excluded hereunder.

When so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements no later than 14 calendar days after receipt of proof of loss from the Company.

                                   ARTICLE 14

Extra Contractual Obligations

This Agreement shall protect the Company, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement, where the loss includes any Extra Contractual Obligations as provided for in the definition of Ultimate Net Loss. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss Occurrence.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 15

Excess of Policy Limits

In the event the Ultimate Net Loss includes an amount in excess of the Company's Policy limit, such amount, as provided for in the definition of Ultimate Net Loss, in excess of the Company's Policy limit shall be added to the amount of the Company's Policy limit, and the sum thereof shall be covered hereunder, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

                                   ARTICLE 16

Delay, Omission or Error

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

                                   ARTICLE 17

Inspection

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith. However, no claim payment due from the Reinsurer shall be withheld or delayed pending the Reinsurer's exercise of its rights under this Article or any other right to audit the Company's books and records.

                                   ARTICLE 18

Arbitration

Any dispute arising out of or related in any way to this Agreement, wherever occurring, including it's formation and validity shall be submitted to arbitration by a panel of three arbitrators sitting in Las Vegas, Nevada or such other place as the parties may mutually agree in writing. The Arbitration shall be conducted under the Procedures for the Resolution of U. S. Insurance and Reinsurance Disputes as attached (the "Procedures"). The parties hereby select the following related to the procedures. (1) Alternative Section 6.2 is selected
(2) the list maintained under Section 6.7(a) for the selection of the umpire will be that of the American Arbitration Association or if that organization does not maintain a list then by ARISA (U.S.). Should either of these organizations not maintain a list as required under Section 6.7(a) within 30 calendar days after the appointment of the second arbitrator, either party may initiate proceedings in the United States District Court for Nevada (Las Vegas Division) to obtain appointment of the umpire, of if the Federal Court declines to act, the State Court having jurisdiction over Las Vegas, Nevada. The parties may each submit a brief summary of the issues in dispute to the Court with the names of up to three candidates, together with resumes of their experience and qualification, from which the umpire shall be selected and who shall meet the requirements of this Agreement.

In addition to the Procedures:

(1) the parties agree that in so far as the Panel looks to the substantive law, it shall consider the law of the State of California exclusive of that state's rules with respect to conflicts of law.

(2) within thirty (30) days after notice of appointment of all arbitrators, the Panel shall meet, and unless the Panel establishes, the parties and the Panel shall abide by the following deadlines: (a) ninety (90) days for the filing of the claimant's and respondent's brief and the claimant's reply, (b) sixty (60) days for the period of discovery.

Addresses for Notice under Section 3 of the Procedures is:

For:              California Indemnity Insurance Company
                  Commercial Casualty Insurance Company
                  Sierra Insurance Company of Texas
                  CII Insurance Company

                  2716 North Tenaya Way
                  Las Vegas, Nevada 89128
                  Attention: General Counsel
                  Telecopy:  (702)869-2415

For:              National Union Insurance Company
                  175 Water Street, 11th  Floor
                  New York, New York  10038
                  Attention: Mr. John Cavoores, President
                  Telecopy: (212)458-1775

Matters related to the Arbitration and arbitrability and enforcement of this Agreement shall be subject to the Federal Arbitration
Act (9 U. S. C. Section 1 and following).

This Article shall survive the expiration or termination of this Agreement.

                                   ARTICLE 19

Service of Suit

If the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such court jurisdiction. Service of process in such suit may be made upon the Commissioner of Insurance State of California. In any suit instituted against the Reinsurer under this Agreement, the Reinsurer will abide by the final decision of such court or of any Appellate Court in the event of an appeal.

The person named above is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and, upon request of the Company, to give a written undertaking to the Company that a general appearance will be entered on behalf of the Reinsurer in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States of America which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary arising out of this Agreement, and hereby designates the person named above as the party to whom the said officer is authorized to mail such process or a true copy thereof.

This Article is not intended nor shall it imply nor have the effect that a dispute arising out of or related to this agreement, whenever occurring, shall not be submitted to arbitration pursuant to the ARBITRATION ARTICLE. It is intended to aid in the enforcement of the ARBITRATION ARTICLE and any award arising under it.

                                   ARTICLe 20

Insolvency

A. In the event of the insolvency and the appointment of a conservator, liquidator or statutory successor of the Company, the portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator or statutory successor on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of the Company having authority to allow such claims, without diminution because of that insolvency or because the conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as set forth in this paragraph shall be made directly to the Company or to its conservator, liquidator or statutory successor, except where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company. The conservator, liquidator or statutory successor of the Company shall give written notice of the pendency of a claim against the Company indicating the policy or bond reinsured, within a reasonable time after such claim is filed, and the Reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its conservator, liquidator or statutory successor. The expense thus incurred by the Reinsurer shall be payable, subject to the court approval, out of the estate of the insolvent Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company in conservation or liquidation solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C. In the event of the insolvency of any company or companies included in the designation of "Company," this clause will apply only to the insolvent company or companies.


                                   ARTICLE 21

offset

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other under this Agreement provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

                                   ARTICLE 22

confidentiality

Any materials provided in the course of inspections or information tendered pursuant to the Agreement shall be kept confidential by the Reinsurer as against third parties and its affiliates, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurer's retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.

                                   ARTICLE 23

severability

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provisions of this Agreement or the enforceability of such provision in any other jurisdiction.

                                   ARTICLE 24

entire agreement

This Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and the obligations of the parties are determined solely by the terms of the Agreement. Any changes or modification to the Agreement shall be made by written amendment to the Agreement and signed by both parties.

                                   ARTICLE 25

Intermediary

Guy Carpenter & Company, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto (except those related to the ARBITRATION ARTICLE) shall be transmitted to the Reinsurer or the Company through Guy Carpenter & Company, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                   ARTICLE 26

PARTICIPATION:             WORKERS' COMPENSATION EXCESS OF LOSS
-------------
                           REINSURANCE AGREEMENT
                           EFFECTIVE:  July 1, 2000

This Agreement obligates the Reinsurer for 100.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In New York, New York, this    11th day of     January        , 2001.

                          NATIONAL UNION FIRE INSURANCE COMPANY
                           OF PITTSBURGH, PENNSYLVANIA

                            Pittsburgh, Pennsylvania

                            By s/James P. Tamborrino

                                   (signature)

                               James P. Tamborrino

                                     (name)

                            Assistant Vice President

                                     (title)
and in Las Vegas, Nevada, this 4th day of January , 2001.

                  CALIFORNIA INDEMNITY INSURANCE COMPANY
                  COMMERCIAL CASUALTY INSURANCE COMPANY
                  CII INSURANCE COMPANY
                  SIERRA INSURANCE COMPANY OF TEXAS
                  and all of their existing and future subsidiary companies


                  By               s/Kathleen M. Marlon
                                   --------------------
                                        (signature)

                                     Kathleen M. Marlon
                                     ------------------
                                           (name)

                                     CEO and President
                                     -----------------
                                           (title)

                      WORKERS' COMPENSATION EXCESS OF LOSS
                              REINSURANCE AGREEMENT

                                    issued to

                     CALIFORNIA INDEMNITY INSURANCE COMPANY
                      COMMERCIAL CASUALTY INSURANCE COMPANY
                              CII INSURANCE COMPANY
                        SIERRA INSURANCE COMPANY OF TEXAS

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

(Wherever the word "Reassured" appears in this clause, it shall be deemed to read "Reassured," "Reinsured," "Company," or whatever other word is employed throughout the text of the reinsurance agreement to which this clause is attached to designate the company or companies reinsured.)

   (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

   (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

   Limited Exclusion Provision.*

    I. It is agreed that the policy does not apply under any liability coverage,

         to  {injury, sickness, disease, death or    with respect to which an
              destruction                            insured under the policy is
              bodily injury or property damage       also an insured under a
                                                     nuclear

         energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

   II.   Family  Automobile  Policies   (liability  only),   Special  Automobile
         Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

  III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

         (a)  become effective on or after 1st May, 1960, or

         (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

         (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

         Owners,   Landlords  and  Tenants  Liability,   Contractual  Liability,
         Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

   Broad Exclusion Provision.*

   It is agreed that the policy does not apply:

   I.   Under any Liability Coverage, to  {injury, sickness, disease, death or destruction
                                           bodily injury or property damage

         (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

         (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

   II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating

         to   {Immediate medical or surgical relief    to expenses incurred with
               first aid,                              respect

         to   {Bodily injury, sickness, disease or     resulting from the
               death                                   hazardous properties of
               bodily injury                           nuclear material and

         arising out of the operation of a nuclear facility by any person or organization.


  III.   Under any Liability Coverage, to {injury, sickness, disease, death or destruction
                                           bodily injury or property damage

         resulting from the hazardous properties of nuclear material, if

         (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

         (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c) the {injury, sickness, disease, death or destruction   arises out of the
         bodily injury or property damage                  furnishing by an
                                                           insured of services,

              materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to  {injury to or destruction of property at such nuclear facility.
             property damage to such nuclear facility and any property thereat.

   IV.   As used in this endorsement:

         "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material," "special nuclear material," and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "nuclear facility" means

         (a)  any nuclear reactor,

         (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

         (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

         (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

         and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

         With respect to injury to or destruction of property, the word "injury" or destruction "property damage" includes all forms of radioactive contamination of property. includes all forms of radioactive contamination of property.

    V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

         (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

        (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

         until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

   (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

------------------------------------------------------------------------------
     * NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

-----------------------------------------------------------------------------

                          Procedures for the Resolution

                                       of

                U.S. Insurance and Reinsurance DisputesDISCLAIMER

                  The Reinsurance Dispute resolution Task force recommends that interested parties consult their own legal counsel concerning these Procedures, their use or interpretation.

                  These procedures do not necessarily express the views of individual members of the Reinsurance Dispute Resolution Task Force or the firms or entities for which they work or which they represent.

                                TABLE OF CONTENTS

                  FOREWORD.................................................i

                  INTRODUCTION.............................................iii

      PROCEDURES FOR THE RESOLUTION OF U.S. INSURANCE AND REINSURANCE DISPUTES

                  INTRODUCTION.............................................1

                  DEFINITIONS..............................................2

                  NOTICE AND TIME PERIODS..................................3

                  COMMENCEMENT OF ARBITRATION..............................4

                  RESPONSE BY RESPONDENT...................................5

                  APPOINTMENT AND COMPOSITION OF THE PANEL.................6

                  CONFIDENTIALITY..........................................7

                  INTERIM RELIEF...........................................8

                  LOCATION OF PROCEEDINGS..................................9

                  PREHEATING PROCEDURE.....................................10

                  DISCOVERY................................................11

                  MEDIATION OR SETTLEMENT..................................12

                  SUMMARY DISPOSITION AND EX PARTE HEARING.................13

                  ARBITRATION HEARING......................................14

                  AWARD....................................................15

                  ALTERNATIVE STREAMLINED PROCEDURES.......................16

                  SEVERABILITY.............................................17

                                    FOREWORD

The insurance and reinsurance industries have long recognized the value of alternative dispute resolution mechanism, demonstrated by the fact that arbitration clauses can be found in reinsurance contracts dating as far back as the early 1800's.

'The purpose of these Procedures is to formalize what has been, until now, an ad hoc, albeit highly developed, process used by the industry for decades. While various alternative dispute resolution service provide have developed generic arbitration procedures, and the members of the Task Force appreciate those efforts, the Task Force believes that specific industry procedures are beneficial, and needed, in order to combine the experience reflected in the generic procedures with the custom and practice developed in the insurance and reliance industries.

It is the hope of the Task Force in member that the Procedures for the Resolution of U.S. Insurance and Reinsurance Dispute will provide a helpful framework for the conduct of future industry arbitrations and a sense of greater certainty at the time of entering into contracts about how disputes will be handled in the unfortunate event that they arise.

                                  INTRODUCTION

The Reinsurance Dispute Resolution Task Force (Task Force) was established in the fall of 1997. Its mission was to:

         Improve the reinsurance dispute resolution process by identifying common problems and recommending industry-wide, flexible, business like solutions.

The Task Force undertook a variety of tasks, one of which was to draft a set of procedures that could be utilized by the insurance and reinsurance industries for the resolution of their contractual disputes. This set of procedures is refined to as the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes (Procedures).

In undertaking this effort, the Task Force attempted to balance several goals. One was to set forth, in writing the actual practice that exists insurance and reinsurance arbitrations today. The Second was to enhance and clarify minor procedural issues that sometimes result in unnecessary skirmishes between Parties. And the third, was to tackle some of the major issues that cause a lack of confidence and inefficiencies in the current system, and recommend alternative procedures that might result in greater fairness and a higher level of certainty to the Parties.

An example of this third goal is the umpire Selection process created in article 6 of the Procedures. The often-used process of selecting an umpire by lot (in the absence of agreement) is a random, arbitrary one which is prone to potential manipulation. The umpire selection process reflected in article 6 is intended to encourage parties to reach agreement on au umpire and remove or reduce the potential for manipulation, arbitrariness or chance in the event that agreement can-not be reached. It is intended to motivate the parties to select competent, well qualified individuals.

In the process of drafting the procedures, the Task Force considered and, in some cases, debated, at length, many topics. The resolution of some of those issues are reflected in these Procedures. However, other issues, though they were fully considered, are ones on which the Task Force took no position and are not addressed in these Procedures. Examples include the precedential or collateral effect of arbitration awards and the designation of a choice of law provision.

Although the Task Force addressed the issue of consolidation involving multiple reinsurers, the same contract and the same loss, the Task Force declined to address other circumstances where consolidation might arise. The decision of the Task Force to limit its consideration of consolidation to the circumstances described in the optional provision in the sample arbitration clause should not be construed as an indication of whether Task Force members believed consolidation was appropriate in other circumstances-

The Task Force, as a whole, believes that the Procedures are an important step forward in preventing unnecessary friction in the arbitration process and providing parties with more certainty regarding what to expect from the process. It is hoped that contracting parties will consider incorporating these Procedures in their future contracts or, through a separate agreement applying them to their existing relationships. Parties should fee1 free to incorporate them, as written, or with modifications appropriate to their unique situations.

                          PROCEDURES FOR THE RESOLUTION

                   OF U.S. INSURANCE AND REINSURANCE: DISPUTES

                                 September 1999

1.       INTRODUCTION

         1.1 These procedures shall be known as the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes ("Procedures"). When an agreement, submission or reference provides for or otherwise refer to arbitration trader the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes, the Parties agree that the arbitration shall be conducted in accordance with these Procedures.

         1.2 The Parties may agree on any procedures not specified herein or may alter these Procedure by written agreement. Any such Party-agreed procedures shall be enforceable as if contained in these Procedures. These Procedures shall control any matters not changed by the Party-agreed procedures.

         1.3 Certain provisions are accompanied by explanatory notes. If any note conflicts in any way with the Procedures, the Procedures prevail.

         1.4 Any dispute concerning the interpretation of these Procedures shall be determined by the Panel.

         1.5 The Panel shall have all powers and authority not inconsistent with these Procedures and the Agreement of the Parties.

2.       DEFINITIONS

     2.1 Arbitration Agreement - an agreement to submit present or future disputes to arbitration, whether contained in a reinsurance contract or other written agreement.

     2.2  Arbitration  Award or award - includes the final award  described inP.
15.2 and any interim award.

     2.3 Disinterested - as used in P. 16.1 and P. 16.4 means that no member of the Panel shall be under the control of either party, nor shall any member of the panel have a financial interest in the outcome of the arbitration.

     2.4 Notice Of Arbitration - the notice sent by the petitioner in accordance withP. 4.1.

     2.5 Panel - the body charged with determining the dispute as defined byP. 6.1.

     2.6 Party or Parties - the Petitioner and the Respondent and any other individuals or entities voluntarily, by compulsion or contractually joined in the proceedings.

2.7      Petitioner - the Party who commences arbitration.

2.8      Procedures - as defined by Article 1.

2.9      Respondent -a Party against whom arbitration is commenced.

     2.10 Response - the Response to the Notice of Arbitration sent by the Respondent in accordance withP. 5.1. 3.

NOTICE AND TIME PERIODS

       Notices

         3.1      Notices under these Procedures are deemed to be given if

delivered, in accordance with P. 3.2, to a Party's principal place of business or other address designated by the Party or if delivered to another entity designated by the Party in there reinsurance contract or other written agreement.

         3.2 Notices required to be given under these Procedures are deemed to be given:

                  (a)      if sent by fax, on the date transmitted;

                  (b)      if sent by mail upon delivery;

                  (c) if sent by certified registered mail or another service which produces a receipt, as indicated on the receipt.

                  Note 3.2 - --Notices of Arbitration, Responses to Notices of Arbitration and Appointment of Arbitrator should, where possible, be given in a manner that produces proof of receipt (registered or certified mail or courier). After the arbitration has been commenced, notices and correspondence should, where possible, be given by instantaneous (fax or e-mail) or other expedited manner of communication.

         Time Periods

                  3.3 When calculating any time period under these Procedures, the period shall start to run from the day immediately after that upon which notice is given. Time will then run continuously (including non-business days) - If a time period expires at the end of a non-business day in the country of the recipient the time period will be deemed extended until the end of the first following business day.

4.       COMMENCEMENT OF ARBITRATION PROCEEDINGS

         4.1 An arbitration should be initiated by a demand, in writing, that identifies the (1) Petitioner and the name of the contact person to whom all communications are to be addressed (including telephone, fax and e-mail information); (2) Respondent, as identified in the reinsurance contract, against whom arbitration is sought; (3) contract at issue; and (4) nature of the claims and/or issues.

         4.2 The arbitration is commenced under these Procecures on the date the
Respondent,   or  its   designated   representative,   receives  the  Notice  of
Arbitration.

         4.3 The Petitioner shall identify its Party-appointed arbitrator in accordance withP. 6.3.

5.      RESPONSE BY RESPONDENT

5.1 Parties who receive a demand for arbitration shall respond to the demand, in writing, within 30 days, and such Response should contain the (1) identification of the entities on whose behalf the Response is sent and the name of the contact person to whom all communications are to be addressed (including telephone, fax and e-mail information); (2) designation of the Respondent's Party-appointed arbitrator, in accordance with P. 6.3; and (3) identification of any claims of the Respondent.

6.       APPOINTMENT AND COMPOSITION OF TIIE PANEL

         6.1 The Panel shall consist of three Disinterested arbitrators, one to be appointed by the Petitioner, one to be appointed by the Respondent and the third to be appointed by the two Party-appointed arbitrators. The third arbitrator shall serve as the umpire, who shall be neutral.

6.2 The arbitrators and umpire shall be persons who are current or former officers or executives of an insurer or reinsurer.

         Alternative 6.2: The arbitrators and umpire shall be persons who are current or former officers or executives of an insurer or reinsurer or other professionals with no less than ten years of experience in or serving the insurance or reinsurance industry.1

6.3 Within thirty (30) days following the commencement of arbitration proceedings, each Party shall provide the other Party with the identification of its Party-appointed arbitrator, his or her address (including telephone, fax and e-mail information), and provide a copy of the arbitrator's cirriculum vitae.

6.4 In the event that either Party fails to appoint an arbitrator within 30 days of commencement of the arbitration, the non-defaulting Party will appoint an arbitrator to at as the Party-appointed arbitrator for the defaulting Party.

6.5 The umpire shall be appointed by the two Party-appointed arbitrators as soon as practical (but no later than 30 days) after the appointment of the second arbitrator.

6.6 The Party-appointed arbitrators mav consult, in confidence, with the Party who appointed them concerning the appointment of the umpire.

6.7 (a) Where the two Party-appointed arbitrators have failed to reach agreement on an umpire within the time specified in P.
                  6.5 each Party shall exchange, within the time specified in P. 6.5, each Party shall exchange, within 7 days thereafter, eight names of individuals chosen from the list maintained by _______________for the purpose of umpire selection.2

     (b) Within 7 days of the exchange of names as set forth inP. 6.2(a), the Party arbitrators shall send a joint request to the umpire candidates to complete an umpire questionnaire. Candidates will be requested to return such questionnaire to each Party arbitrator so that it is received within 20 days from the date the questionnaire is sent. If any individual fails to return a questionnaire within the required time period or refuses to serve, the process set forth in this article shall continue with the remaining names. In the event that one Party's candidate pool of 8 individuals is reduced due to the failure to return questionnaires or refusals to serve, the other Party shall, within 7 days, reduce its candidate pool to the same number of individuals. If, however, one Party's candidate pool falls below 3 individuals, that party shall, within the same 7 days, name additional individuals to replenish its candidate pool to 3 individuals from the list designated in subparagraph(a). Each additional candidate shall be asked by the Parties to complete an umpire questionnaire and return such questionnaire to each Party within 20 days from the date the questionnaire is sent during the same 7 day period that candidate pool is being replenished to 3 individuals, the other Party shall reduce its candidate pool to 3 individuals. Both Parties shall proceed in accordance with subparagraph (d) with 3 individuals each.

                  Note to 6.7(b) - After the return of the questionnaire, if there are common individuals on the Parties' lists, the Parties are encouraged to reach agreement among those individuals without having to proceed to the ranking process.

         (c) Within 7 days after the process in subparagraph (b) is completed, each Party shall select three names from the other Party's list and notify the other Party of such selection.

         (d) Within 7 days after receiving the other Parties' selections as set forth in subparagraph (c), each Party shall rank each of the 6 selected umpire names in order of preference, with the number "1" being the most preferred and notify the other Party of such ranking. The individual with the lowest total numerical ranking shall act as umpire. If the ranking results in a tie, the Parties shall draw lots from among the individuals tied for the lowest total numerical rank. The individual chosen by lot shall act as umpire.

         (d) If either Party fails to meet the time periods required in this P. 6.7, the non-defaulting Party will appoint the umpire from its original candidate pool identified in subparagraph
                  (a).

                  Note to 6.7 - Unilateral contact between a Party-appointed arbitrator and an individual considered for appointment as a default umpire under this paragraph should not be permitted. It is intended that the individuals named not be advised of which Party initiated their selection.

         6.8 If after appointment any Party-appointed arbitrator is unable or unwilling to serve, the party who originally appointed the arbitrator shall appoint a replacement within 14 days of the party's receipt of notification of the arbitrator's unavailability. If the Party fails to do so, the non-defaulting Party will appoint replacement within 14 days.

6.9 If after appointment an -umpire is unable or unwilling to serve, a replacement umpire shall be chosen by the two Party-appointed arbitrators as soon as practical (but no later than 14 days) after notification of the umpire's inability or unwillingness to serve. Where the two Party-appointed arbitrators are unable to reach agreement, the Parties shall appoint a replacement umpire in accordance with the procedure set forth in P. 16.7.

6.10 Unless otherwise awarded by the Panel pursuant to each Party shall bear the costs of its Party-appointed arbitrator and shall share equally the cost of the umpire.

7.     CONFIDENTIALITY

7.1 All meetings and hearings of the Panel are private and confidential to the Parties. Only the Panel, the Parties, the duly authorized representatives of the Parties and others participating in the proceedings may be admitted to meetings and hearings.

7.2 The Panel and the Parties shall use their best efforts to maintain the confidential nature of the arbitration proceedings and the Award, including the hearing and any written explanation of the Award, except
         (a) as necessary in connection with a judicial proceeding, relating to the arbitration or the Award; (b) as other wise required by law, regulation independent accounting audit or judicial decision; (c) to support reinsurance or retrocessioal recoveries; or (d) as otherwise agreed by the Parties. The Parties shall use their best efforts to maintain this confidentiality when pursuing any of the exceptions set forth in this paragraph, including the filing of pleadings under seal when permitted.

8.       INTERIM RELIEF

         8.1 A Panel may issue orders for interim relief, including pre-award security.

9.       LOCATION OF PROCEEDINGS

         9.1 The location of all proceedings shall be at a place specified in the Arbitration
                  Agreement or as otherwise agreed to by the Parties. In the absence of agreement, the location shall be in a convenient location as determined by the Panel.

10.      PRE-HEAR.CVGPROCEDURE

         Organizational Meeting

         10.1     The Panel shall conduct an organizational meeting with the

                  Parties and any authorized representatives for the purposes of clarifying the focus of the arbitration hearing resolving any outstanding issues relating to the send of the hearing and establishing a schedule for the conduct of the proceedings in general. The organizational meeting may be conducted by telephone if agreed to by the Parties or, in the absence o agreement, if determined appropriate by the Panel.

         10.2 At the organizational meeting, all member of the Panel shall reveal on the record their past; present and any known future business and personal relationships with the Parties, the Parties' counsel with other Panel members, and with potential in witnesses if identified ' documents provided the Panel members. Once disclosures have been made by all Panel members, Parties may be asked by the Panel to accept the Panel as duly constituted.

         10.3 At the organizational meeting, each Party-appointed arbitrator shall disclose whether communications with the appointing Party or its counsel have-taken place. In complying with this disclosure requirement, it is sufficient that the Party-appointed arbitrator disclose the fact that such communication has occurred without disclosing the content of the communication except that Party-appointed arbitrators shall identify any documents that they have examined relating to the proceedings. Such documents shall be furnished to the remainder of the Panel and the other Party.

         10.4 The Panel may require that each Party submit concise written statements of position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested award or denial of relief sought. The statements, which may be in letter form, shall be provided to the other Party and the Panel at least 7days prior to the organizational meeting.

         10.5 A formal record or transcript of the organizational meeting shall be kept, unless waived by the Parties. The cost of the record or transcript shall be shared equally by the Parties. The Panel shall place on the record the disclosures required by P. 10-2.

         10.6 The Panel may allow the Parties to present a brief overview of the matters set-forth in P. 10.4, whether or not written Submissions were requested or received by the Panel.

         10.7     The Panel shall address the following:

     (a) Establish a date for the cut-off of all ex parte communications between the Parties and their Party-appointed arbitrators;

     (b) Outstanding issues, if any, concerning fees or payment schedules of the arbitrators and/or the umpire;

     (c) "Hold Harmless" or indemnification agreement from the Parties flowing to the Panel;

     (d) Confidentiality  agreements to ensure the  confidentiality  provided in article 7;

     (e) The extent to which depositions and other discovery will be allowed and the date by which they must be completed;

     (f) The briefing schedule, including the dates briefs are due, whether briefs are to be sequential or simultaneous and whether the briefs have a specified page limit;

     (g) The date by which fact and expert witnesses must be disclosed, documents exchanged and briefs submitted;

     (h) whether the Parties prefer a written rationale for the Panel's decision; and

     (i)  Requests, if any, for interim relief as set forth in P. 8.1.

11.      DISCOVERY

         11.1 The Parties shall cooperate in good faith in the voluntary, prompt and informal exchange of all not-privileged documents and other information relevant to the dispute.

         11.2 In addition to the voluntary exchange contemplated by P. 11.1, the Panel shall have the power to order, subject to applicable privileges, the disclosure of such documents or class of documents relevant to the dispute as it considers necessary for the proper resolution of the dispute and to determine the date by which the documents must be disclosed.

         11.3 The Panel shall have the power to authorize the Parties to conduct such depositions as are reasonably necessary.

         11.4 The Panel may require each Party to provide a list of witnesses whom they intend to call at the hearing.

         11.5 The Panel may Emit document production, expert testimony and witnesses of fact on grounds of number, duplication or relevance.

12.     MEDIATION OR SETTLEMENT

         12.1 The Parties may agree, at any stage of the arbitration. proceedings, to submit to mediation.

         12.2 If the Panel determines that settlement may be appropriate under the circumstances, the Panel may request that the Parties consider settlement through mediation or otherwise, provided such efforts do not delay the arbitration proceedings.

13.      SUMMARY DISPOSITION AND EX PARTE HEARING

         13.1     The  Panel  may  lieu  and  determine  a  motion  for  summary disposition of a particular claim or issue, either by agreement of all Parties or at the request of one Party, provided the other interested Party has reasonable notice and opportunity to respond to such request.

                  Note to 13.1: By authorizing the Panel to grant summary disposition, the Parties using these Procedures do not intend to waive their rights under the Federal Arbitration Act to contest the appropriateness of such an action where such rights have been reserved.

         13-2 If a Party has failed to participate in the pre-hearing proceedings and the Panel reasonably believes that the Party will not participate in the hearing, the Panel may proceed with the hearing on an ex parts basis or may dispose of some or all issues pursuant to P. 13. 1. The non-participating Party shall be provided with notice thirty (30) days prior to the hearing or disposition pursuant to P. 13.1.

14.     ARBITRATION HEARING

         14.1 Unless the Parties otherwise agree, there should be as stenographic record kept of the proceedings.

         14.2 The Panel may decide whether and to what extent there should be oral or written evidence or submissions.

         14.3 The Panel shall interpret the underlying agreement, which is the subject of the arbitration, as an honorable engagement and shall not be obligated to follow the strict rules of law or evidence. In making their Award, the Panel shall apply the custom and practice of the insurance and reinsurance industry, with a view to effecting the general purpose of the underlying agreement which is the subject of the arbitration.

 .        14.4  Subject to the control of the Panel, the Parties may question any witnesses who appear at the hearing. Panel members may also question such witnesses.

         14.5 A Party may request that the other Party produce at the hearing a witnesses in their employer under their control without need of a subpoena. The Panel may issue subpoenas for the attendance of witnesses or the production of documents. A Party or the subpoenaed person may file an objection with the Panel who shall promptly rule on the objection weighing both the burden on the producing Party and the need of the proponent for the witness or other evidence.

         14.6 The Panel shall require that witnesses testify under oath, unless waived by all parties. The Panel shall have the discretion to permit testimony by telephone, affidavit or recorded by transcript, videotape, or other means, and may rely upon such evidence as it deems appropriate. Where there has been no opportunity for cross-examination by the other Party, such evidence may be permitted by the Panel only for good cause shown. The Panel may limit testimony to exclude evidence that would be immaterial or unduly repetitive, provided that all Parties are afforded the opportunity to present material and relevant evidence.

         14.7 When the Panel determines that all relevant and material evidence and arguments have been presented, the Panel shall declare the evidentiary portion of the hearing closed.

         14.8 At the conclusion of the evidentiary portion of the hearing, the Parties shall submit a proposed form of order to the Panel and to the other Party that precisely identifies the nature of the relief that the Parties seek from the Panel.

         14.9 The Panel shall close the hearing following closing arguments and/or post hearing briefs, if any.

15.      AWARD

15.1 Absent good cause for an extension as determined by the Panel, the Panel shall render the Award within thirty (30) days after the date of the closing of the hearing or, if an arbitration hearing has been waived or otherwise dispensed with, within thirty (30) days after the date that the Panel received all materials submitted by the Parties for disposition.

15.2 The decision and award of a majority of the Panel shall be final and binding on the Parties.

15.3 The Panel is authorized to award any remedy permitted by the Arbitration Agreement or subsequent written agreement of the Parties In the absence of explicit written agreement to the contrary, the panel is also authorized to award any remedy or sanctions allowed by applicable law, including, but not limited to: monetary damages; equitable relief, pre-or post-award interest costs of arbitration; attorneys fee; and other final or interim relief.

15.4 The Award shall consist of a written statement signed by a majority of the Panel setting forth the disposition of the claims and the relief, if any, awarded. If both parties request a written rationale for the Panel's Award, the Panel shall provide one. If either Party objects to a written rationale, the Panel shall not issue one.

15.5 The prohibition on ex-parte communications shall remain in effect until the earlier of the Parties waiving their right to challenge the Award, the expiration of the time period during which a challenge could be filed without any such challenge being filed, or the conclusion of any challenge to the Award.

15.5 The prohibition on ex-parte communications shall remain in effect until the earlier of the Parties waiving their right to challenge the Award, the expiration of the time period during which a challenge could be filed without any such challenge being filed, or the conclusion of any challenge to the Award.

16.1     ALTERNATIVE STREAMLINED PROCEDURES

16.1 The purpose of the streamlined Procedures in this article is to provide a fair, fast and efficient alternative process for resolving disputes in which the Parties agree that streamlined Procedures are appropriate. Parties are encouraged to discuss the use of these Procedures prior to communicating a demand for arbitration. By agreement, the Parties may want to expand these Procedures to accommodate the unique needs of their particular dispute.

Note to 16.1 - It is contemplated that the needs of a particular arbitration may require a one-day hearing, the voluntary exchange of documents agreed to by the Parties, or the testimony of witnesses. This article is designed to be the basic streamlined process which can form the structure for the Parties to add to as they deem appropriate to the particular dispute. The Parties are encouraged to discuss these added features and reach agreement prior to invoking the use of this article.

16.2 A request for arbitration utilizing these streamlined Procedures may be made by the Petitioner in its written demand for arbitration pursuant to P. 4.1. When a request for streamlined arbitration is made by the Petitioner, the Respondent must agree, in writing, no later than 7 days from the date of receiving such request. Failure of the Respondent to reply within 7 days shall be deemed to be a rejection of the request, and the arbitration will proceed in accordance with the provisions of articles 1 through 15 of these Procedures.

16.3 Upon receipt of a demand for arbitration, the Respondent may request the use of streamlined Procedures, in writing, no later than 7 days after receipt of the arbitration demand from the Petitioner. The Petitioner must agree, in writing, no later than 7 days from the date that the Petitioner receives such request. failure of the Petitioner to respond within 7 days shall be deemed a rejection of the request, and the arbitration will proceed in accordance with the provisions of articles 1 through 15 of these Procedures.

16.4 The Panel shall consist of one Disinterested, neutral arbitrator, selected by agreement of the Parties. If the Parties cannot agree on an appointment within 30 days of the agreement to proceed by these streamlined Procedures, the Parties shall default to the use of articles I through 1 5 of these Procedures A in lieu of proceeding pursuant to this article.

16.5    Ex-parte communication with the neutral arbitrator is prohibited.

16.6 Within 21 days from the date the neutral arbitrator is agreed upon, the Parties and the neutral arbitrator will conduct an or, organizational meeting by telephone conference call to familiarize the neutral arbitrator with the issues in dispute and to agree on a schedule for submission of briefs.

16.7    There shall be no discovery, unless the Parties agree otherwise.

16.8 The dispute shall be submitted to the neutral arbitrator on briefs and documentary evidence only, unless the Parties agree otherwise.

16.9 The neutral arbitrator shall render its decision in accordance with the provisions of article 15 of these Procedures.

17.     SEVERABILITY

                    17.1 If any provision of these Procedures, or amendments thereto, is held invalid, such invalidity shall not affect other provisions or applications of these Procedures which can be given effect without the invalid application or provision, and to this end each provision of these Procedures, and any amendments thereto, is severable.

Members of the Reinsurance Dispute Resolution Task Force

Linda Martin Barber
Navigant Consulting, Inc.

Paul A. Bellone
Commercial Risk Re-Insurance Company

Peter T. Beresford
CNA

Derrick W. K. Brown
KWELM Management Services, Ltd.

Earl Davis
San Francisco Re/Fireman's Fund

Richard DeCoux
PMA Reinsurance Corporation

Dale Diamond
AXA Reinsurance Company

Caleb L Fowler
Former President of CIGNA Property/Casualty

Mark S. Gurevitz
The Hartford

Debra J. Hall
Reinsurance Association of America

Robert M. Hall
RMH Consulting

Members of the Reinsurance Dispute Resolution Task force (cont-d)

Ronald A. Jacks

Syhia Kamisky

Michael Kelly
Equitas

Eric Kobrick
American International Group, Inc.

Kathleen Krimmel
ACE USA

Pierre G. Laurin
Zurich-U.S.

Michael Lovendusky
American Insurance Association

Andrew Maneval
Honzon Management Group, LLC

Christian M. Milton
American lnternational Group, Inc.

Thomas S. Orr
General Reinsurance Corporation

Pamela K. Parkos
Brokers & Reinsurance Markets Association

James J. Powers

Kevin J. Shea
Signet Star Reinsurance Company

Gregory A. Speed
American Re-Insurance Company

James Sporleder
Allstate Insurance Company

Kevin J. Shea
Signet Star Reinsurance Company

Gregory A. Speed
American Re-Insurance Company

James Sporleder
Allstate Insurance Company